[LETTERHEAD OF FRESHFIELDS BRUCKHAUS DERINGER]



Carnival plc
Carnival House
5 Gainsford Street
London
SE1 2NE

Carnival Corporation
3655 NW 87th Avenue
Miami
FL33178-2428


9 March 2006


                                                            EXHIBIT 5.3
                                                            -----------


Dear Sirs

REGISTRATION STATEMENT ON FORM S-3ASR

INTRODUCTION

1. In connection with the joint registration statement (the REGISTRATION STATEMENT) on Form S-3ASR of Carnival Corporation, a corporation organized under the laws of the Republic of Panama (CARNIVAL CORPORATION) and Carnival plc, a public limited company incorporated under the laws of England and Wales (the COMPANY), under the Securities Act 1933 (the ACT), we have been requested to render our opinion on certain matters in connection with the Registration Statement.


2. The Registration Statement relates to the registration under the Act of the issuance of (i) Carnival Corporation's senior debt securities (SENIOR DEBT SECURITIES) and subordinated debt securities (SUBORDINATED DEBT SECURITIES and, together with the Senior Debt Securities, the DEBT SECURITIES), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) Carnival Corporation's Warrants,
(iii) shares of Common Stock (including shares to be issued upon conversion of the Debt Securities) of Carnival Corporation, par value $0.01 per share (the CARNIVAL CORPORATION COMMON STOCK), (iv) shares of Preferred Stock (including shares to be issued upon conversion of the Debt Securities) of Carnival Corporation, par value $0.01 per share, (v) the trust shares (the TRUST SHARES) of beneficial interest in the P&O Princess Special Voting Trust, a trust


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established under the laws of the Cayman Islands, which Trust Shares are paired with the Carnival Corporation Common Stock on a one-for-one basis and represent a beneficial interest the special voting share of 1 pound sterling in the
capital  of  the  Company  (the  SPECIAL   VOTING  SHARE)  issued  to  Carnival
Corporation (such share having been transferred to the trustee of the P&O Princess Special Voting Trust), and (vi) a guarantee by the Company of Carnival Corporation's contractual monetary obligations under the some or all of the Debt Securities pursuant to the Carnival plc Deed of Guarantee between Carnival Corporation and the Company, dated as of April 17, 2003 (the COMPANY'S GUARANTEE).


3. We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined the following documents:

(a)     the Registration Statement to be filed under the Act;

(b)     a copy of the Company's Guarantee;

(c) a copy of the current Memorandum and Articles of Association of the Company in force as at 9 March 2006;

(d) a search carried out on 9 March 2006, (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of the Company kept at the Registrar of Companies of England and Wales (the COMPANY SEARCH);

(e) an extract of minutes of a meeting of the Board of Directors of the Company held on 11 March 2003 authorising the issue and allotment of the Special Voting Share to Carnival Corporation;

(f) a certified copy of the register of members of the Company and a certified copy of the register of members of the Cayman Islands overseas branch register of members of the Company, in each case in respect of the Special Voting Share; and

(g) a certificate issued to us by the Corporate Counsel of the Company dated 11 March 2003 (certifying to us that, amongst other matters, the Special Voting Share has been duly authorised, validly issued and is fully paid and non-assessable), and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.


ASSUMPTIONS

4. In considering the above documents and rendering this opinion we have with your consent and without any further enquiry assumed:


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(a)     the  genuineness  of  all  signatures  on,  and  the  authenticity  and completeness of, all documents submitted to us whether as originals or copies;

(b) the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(c) that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d) that each of the statements contained in the certificate of the Corporate Counsel of the Company dated 11 March 2003 is true and correct as at the date hereof;

(e) that the Company's Guarantee constitutes or will constitute (as applicable) legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws including the laws of the State of New York and the laws of the Isle of Man by which they are expressed to be governed (other than in the case of the Company, the laws of England);

(f) that the Company's Guarantee has been or will be (as applicable) entered into for bona fide commercial reasons and on arms length terms by each of the parties thereto;

(g) that the Company's Guarantee has not been amended and has been and/or will be performed in accordance with its terms;

(h) that the directors of the Company in authorising execution of the Company's Guarantee have exercised their powers in accordance with their duties under all applicable laws and the Memorandum and Articles of Association of the Company;

(i) that the Company's Guarantee has been delivered by the Company and is not subject to any escrow or other similar arrangement;

(j) that the information revealed by the Company Search was accurate in all respects and has not since the time of such search been altered;

(k) that the information revealed by our oral enquiry on 9 March 2006 of the Central Registry of Winding up Petitions (the WINDING UP ENQUIRY) was accurate in all respects and has not since the time of such enquiry been altered; and

(l) the meeting of the board of directors of the Company to authorise the issue and allotment of the Special Voting Share was properly convened, quorate and properly held and the extract of the minutes of that meeting referred to in 3(e) above is a true and accurate description of the resolution passed at that meeting and the resolution remains in force and has not been revoked or amended.

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OPINION

5. Based and relying solely upon the foregoing and the matters set out in paragraphs 6 and 7 below and any matters not disclosed to us, we are of the opinion that:

(a) the Company has been duly incorporated and registered in England and Wales as a public limited company and the Company Searches revealed no order for the winding up of the Company and revealed no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator and our Winding up Enquiries have confirmed that no petition for the winding up of the Company has been presented within the period of six months covered by such enquiries;

(b) the Company had the corporate power and capacity (which has not been revoked) to enter into and perform its obligations under the Company's Guarantee and the execution and performance of the Company's Guarantee has been duly authorised by all necessary corporate actions on the part of the Company and the execution and performance of the Company's Guarantee does not violate the Memorandum and Articles of Association or any other relevant organizational documents of the Company or the laws of England and Wales applicable thereto; and

(c) the Special Voting Share has been duly authorised and validly issued and is fully paid and non-assessable.

For the purposes of this opinion, we have assumed that the term "non-assessable" in relation to the Special Voting Share means under English law that the holder of such share, in respect of which all amounts due on such share as to the nominal amount and any premium thereon have been fully paid, will be under no further obligation to contribute to the liabilities of the Company solely in its capacity as holder of such share.


QUALIFICATIONS

6.      Our opinion is subject to the following qualifications:

(a) the Company Search is not capable of revealing conclusively whether or not:

        (i) a winding up order has been made or a resolution passed for the winding up of a company; or

        (ii)    an administration order has been made; or

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        (iii)   a receiver,  administrative receiver, administrator or
                liquidator has been appointed,

        since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

        In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented;

(b) the Winding-up Enquiry relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of approximately four years prior to the date when the enquiry was made; and

(c) this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

OBSERVATIONS

7.      We should also like to make the following observations:

(a) it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement or any other document referred to herein, or that no material facts have been omitted therefrom; and

(b) it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.


8. This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts.

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9.      We hereby consent to the use of our name in the Registration  Statement and to the filing of this opinion as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.


10. This opinion is given to you for your benefit and for the purposes of the Registration Statement to be filed under the Act. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purposes or quoted or referred to in any public document without our prior written consent, except that we consent to the filing of this opinion as an exhibit to the Registration Statement.


Yours faithfully,



/s/ FRESHFIELDS BRUCKHAUS DERINGER
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FRESHFIELDS BRUCKHAUS DERINGER